EXHIBIT 23(P)(2)

                                  INTRODUCTION


GENERAL

Morley Fund Management Limited ("MFM") is the corporate entity managing the investment portfolios which were previously managed by Morley Fund Management Limited and Norwich Union Investment Management Limited ("NUIM").

Morley Pooled Pensions Limited ("MPPL") is a pooled pension fund product provider where the product is written as an insurance contract.

This Compliance Manual applies to all those whose work relates to the business of

     MORLEY FUND MANAGEMENT LIMITED ("MFM") [FSA Registration No. 119178]
                                       and
     MORLEY POOLED PENSIONS LIMITED ("MPPL") [FSA Registration No. 110410]

regardless of which company technically employs them.

References in this Manual to "the Company" or "the Companies" are references to MFM and/or MPPL as appropriate.

Morley Fund Management is used as a business name for MFM business in other than North America. Morley Fund Management is also as a business name by Norwich Union Trust Managers Limited.

CGU Fund Management is used as a business name for MFM business in North America. This is because the Morley name is already registered by a US insurance company for use in North America.

This Manual also applies, where appropriate, to the staff of

     MORLEY FUND MANAGEMENT (JAPAN) LIMITED
     MORLEY FUND MANAGEMENT (SINGAPORE) LIMITED
     NORWICH UNION INVESTMENT MANAGEMENT LIMITED (BOSTON BRANCH OFFICE)

It is a term of the employment of those engaged specifically to work for any of the companies mentioned above hat they will comply with the contents of this Manual, the Rules of the Financial Services Authority ("FSA"), on which the Manual is based and any relevant Procedures Manual. STAFF ARE EXPECTED TO COMPLY WITH THE SPIRIT AS WELL AS THE LETTER OF THE FSA RULES AND OTHER REQUIREMENTS SET OUT IN THIS MANUAL.

Staff designated as Investment Persons or Access Persons, within the provisions of the Compliance and Operating Procedures Manual relating to the management of US Client Funds, additionally must comply with the provisions of that Manual which is system based but not directly accessible by staff. Copies are available from the Compliance Department.

FINANCIAL SERVICES AND MARKETS ACT 2000 ("FSMA") AND FINANCIAL SERVICES AUTHORITY ("FSA") REGULATION

PURPOSE

   (i) The FMSA is designed to provide Consumer Protection, through a regulatory framework for all financial services. This framework takes the form of a series of rules and guidance governing all aspects of financial services, including investment and insurance business. Investment business is defined in the Act as activities pertaining to the management of bond and equity markets. Anyone conducting investment business in or from the United Kingdom must be authorised to do so. The conducting of such investment business without authorisation is a criminal offence.

   (ii) MFM is fully authorised to conduct investment business in the UK being regulated by the FSA for this category of business. MFM is also fully authorised to conduct investment business in the USA and for USA customers, having registered with the Securities and Exchange Commission ("SEC"). Where the Rules differ between IMRO and the SEC, the stricter interpretation will apply for the USA funds.

   (iii) MPPL is authorised by the FSA to undertake insurance business in the UK. In relation to its operational business, it is only the marketing of its insurance products (pooled funds) which is a regulated activity. However, the Prudential requirements relating to the company are also overseen by the Insurance and Friendly Societies Division of the FSA.

   (iv) This Manual is intended to be a source of reference covering the rules that apply to MFM and MPPL from the FSA Rulebook.

   (v) The rules in this Manual are binding on all staff whose activities are authorised by the FSA.

   (vi) It is important that you should read this Manual carefully to get an idea of its scope and to identify the areas that are of direct application to your job. The Manual is reviewed regularly and will be developed as the MFM/MPPL business changes and as and when the FSA Rulebook changes.

   (vii) Any proposed changes to the scope or nature of our business should be discussed with the Compliance Department as other FSA regulations may come into play. In these cases it may be necessary to make additions or amendments to the Manual and Departmental Procedures Manuals.

   (viii) The Compliance Department is obliged to run monitoring systems and checks and if there appears to be inconsistencies then the appropriate Department may be asked by Compliance to conduct a full audit.

   (ix) FSA staff may make either scheduled visits to our premises or undertake random spot checks. It is the responsibility of both operational areas and Compliance to assist FSA in any way it may determine. Compliance is responsible for ensuring that sufficient records and systems are in place to satisfy FSA requirements. These systems rely on the co-operation and goodwill of the operational staff.

   (x) All staff in FSA regulated companies share a common responsibility for eliminating poor business practices which fall below the standards set in this Manual. Failure to do so could result in bad publicity and financial penalties imposed by the regulator.

   (xi) The Compliance Manual is designed to give staff an overview of their regulatory responsibilities. In addition to the Compliance Manual, staff should become familiar with their own department's procedures manual(s).

   (xii) If after reading the Compliance Manual, you have any queries please speak to either your line manager or someone within the Compliance Department at No. 1 Poultry in London.

1.   THE FSA PRINCIPLES FOR BUSINESS [PRIN]

     The following principles apply to the conduct of the business of MFM and MPPL. Staff should always conform to them, and should refer to them if the meaning of a more detailed requirement is not certain.

     1    INTEGRITY
          The Companies must conduct their business with integrity.

     2    SKILL, CARE AND DILIGENCE
          The Companies must conduct their business with due skill, care and diligence.

     3    MANAGEMENT AND CONTROLS
          The Companies must take reasonable care to organise and control their affairs responsibly and effectively, with adequate risk management systems.

     4    FINANCIAL PRUDENCE
          The Companies must maintain adequate financial resources.

     5    MARKET CONDUCT
          The Companies must observe proper standards of market conduct.

     6    CUSTOMERS' INTERESTS
          The Companies must pay due regard to the interests of their customers and treat them fairly.

     7    COMMUNICATIONS WITH CLIENTS
          The Companies must pay due regard to the information needs of their clients, and communicate information to them in a way that is clear; fair and not misleading.

     8    CONFLICTS OF INTEREST
          The Companies must manage conflicts of interest fairly, both between themselves and their customers and between their customers and another client.

     9    CUSTOMERS: RELATIONSHIPS OF TRUST
          The Companies must take reasonable care to ensure the suitability of their advice and discretionary decisions for any customer who is entitled to rely on their judgement.

     10   CLIENT ASSETS
          The Companies must arrange adequate protection for clients' assets when they are responsible for them.

     11   RELATIONS WITH REGULATORS
          The Companies must deal with their regulators in an open and cooperative way, and must disclose to the FSA appropriately anything relating to the companies of which the FSA would reasonably expect notice.

8.   MATERIAL INTERESTS AND INDEPENDENCE POLICY [COB, Chap 7.1]

   (i) All Client Fund Managers must be alert to any material interest that a CGNU Group company may have in a client transaction, or to any possible conflict between the interests of the client and those of a Group company. Examples of client transactions which may involve such an interest or conflict are transactions in securities (a) of a Company of which a CGNU company is a shareholder, (b) the issuance of which a CGNU company has underwritten, or (c) in which any CGNU company deals as a principal or as a dual agent.

   (ii) If (notwithstanding the rules on Confidential Information in the previous Section of this Manual) Client Fund Managers know of any such material interest or conflict, which (but for this rule) could influence its actions against a client's best interests, it must be disregarded when advising or dealing for the client.

   (iii) In addition, if the client agreement does not disclose that the particular type of interest or conflict in question may arise, then, if it is practical to do so, the Client Fund Manager must make a specific prior disclosure to the client and obtain the client's consent to the relevant transaction. If there is any doubt about the appropriate action to take in any particular situation, the Compliance Department should be consulted.

21.  GIFTS AND OTHER INDUCEMENTS

Provisions relating to Gifts and Other Inducements are included in the CGNU Group Code of Ethics.

The requirements of the Code of Ethics have been reflected in the MFM requirements set out below.

Staff may not offer, give, solicit or accept, any gift, entertainment, or other benefit or inducement WHICH IS LIKELY SIGNIFICANTLY TO CONFLICT WITH ANY DUTIES OF THE RECIPIENT (OR THE RECIPIENT'S EMPLOYERS) OWED TO THE RECIPIENT'S CLIENTS.

1    ACCEPTING INDUCEMENTS

     Staff have a duty to make objective decisions about which banks, brokers, dealers and other counterparties or suppliers provide MFM with the most cost-effective and the best quality services and goods. Acceptance of more than the occasional hospitality or small gift may be thought to - and may in fact - cloud the objectivity of those decisions. Similarly, client fund managers and analysts must be particularly sensitive to adverse inferences which could result from the acceptance of gifts etc. from Companies in which clients' assets are invested.

2    AUTHORISATION REQUIRED

     Any gift, entertainment or other benefit or inducement which the member of staff intends to accept MUST BE APPROVED BY THAT MEMBER OF STAFF'S LINE MANAGER, USING THE FORM INCLUDED AT THE END OF THIS SECTION, PRIOR TO ACCEPTANCE. In the absence of the Line Manager approval should be sought from another Manager. The authorised form should then be lodged with Compliance. Line Managers should obtain approval from Heads of Sections, Heads of Sections from Directors and Directors from the Managing Director. The Managing Director should obtain approval from another Director.

     Brokers lunches or dinners which do not include an element of entertainment are excluded.

     Staff must ensure that the number of occasions during the year when gifts and hospitality are accepted is not excessive. This will depend on the nature of the relationship between the staff member and the provider but more than two instances a year could be considered excessive. Additionally, any related travel must be undertaken in the individuals own time and at his/her own cost. Any related cost of overnight accommodation must also be borne by the individual staff member concerned.

     In the case of gifts which have arrived for staff without prior notice, approval should be obtained immediately on receipt or the gift returned. A de minimis level of (pound)25 has been set below which value gifts do not have to be reported but this can apply to only two such gifts in a calendar year.

     Staff should note that there may be income tax implications where gifts (but not hospitality) from the same source exceed (pound)150 in value in a tax year.

3    GUIDELINES FOR AUTHORISATION

     It is up to the Line Manager to decide as to whether a gift or hospitality will influence an individual's duty of care. In approving the acceptance of gifts or hospitality, they should bear in mind the "value" and frequency of the gift. "Value" in this context is not restricted to the face value. The "street value" should be taken into account. Accepting gifts or hospitality of value in excess of (pound)275 is strongly discouraged and should only be approved in exceptional circumstances. A realistic estimate of the market value of the gift or hospitality must always be included on the authorisation form.

     From time to time the Compliance Department will require staff to confirm that the gifts and inducements reported are the only ones received in a given period. Currently, such confirmations are required half yearly as at 30 June and 31 December. An analysis of gifts and inducements is then prepared by Compliance, with a view to identifying any excesses, and distributed to line managers.

4    PROVIDING INDUCEMENTS

     The above also applies to gifts and other hospitality given which might conflict with MFM/MPPL's duty to clients. Those responsible for client relationships and marketing should be sensitive to this when entertaining consultants and trustees. Where hospitality is provided the authorisation form included at the end of this section should be completed. The approval signature should be on the same basis as recorded at (ii) above. A realistic estimate of value must be included.

     Where gifts (but not hospitality) are provided to others there is a Revenue requirement to issue the recipients with a statement of the taxable value within 92 days of the tax year end if they have a UK tax liability. In view of this it has been decided that gifts should not be provided.

MORLEY FUND MANAGEMENT LIMITED/MORLEY POOLED PENSIONS LIMITED


GIFTS AND BENEFITS IN KIND RECEIVED
Authorisation form

This form incorporates current practice within MFM/MPPL. All gifts and benefits in kind offered by any intermediary and retained must be recorded on this form and authorised by the Line Manager. The completed Form to be lodged with the Compliance Department in Poultry. The Form should also be used to authorise and record hospitality given.


1

NAME OF RECIPIENT
                                             -----------------------------------

STATUS
                                             -----------------------------------

BY WHOM OFFER MADE
                                             -----------------------------------



2

A) NATURE OF GIFT OR HOSPITALITY
                                             -----------------------------------

B) DATE (& DETAILS OF 'DAY/EVENING' OUT,
CONCERTS ETC)
                                             -----------------------------------


IS IT A HOSPITALITY PACKAGE?                 YES   |_|        NO   |_|

IF YES, PLEASE SUPPLY DETAILS OF THE PACKAGE
(IE TIMETABLE OF EVENTS, MEALS INCLUDED, PROFESSIONAL INSTRUCTORS, USE OF EQUIPMENT, PRIZES, SOUVENIRS ETC)

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C) APPROXIMATE VALUE
                                             -----------------------------------


AUTHORISED BY
                                             -----------------------------------

SIGNATURE  ____________________________      DATE  _____________________________

24   STAFF PERSONAL DEALING [COB 7.13]

The employees of MFM/MPPL should act in accordance with the highest standards of ethics and market practices, as follows -

o All employees to have a fiduciary duty to their clients and to put their interests first
o    All Personal deals should be conducted in accordance with the Firm's Rules
o    All actual, perceived or potential conflict of interest should be avoided
o    Employees should not take inappropriate advantage of their positions

A    REQUIREMENTS ON PERSONAL DEALINGS

     1 You must not directly or indirectly for yourself or any person connected with you (as described in Section B below) acquire or dispose of securities in the following circumstances:

          (i) Where there is a possible conflict of interest with that of any customer of MFM/MPPL.

          (ii) Where you cannot demonstrate that you have sufficient assets to settle a purchase in full on account day, or, where selling, that you are in fact a holder of the shares sold.

          (iii) Where  you  have  not  obtained  prior  written   permission  as
                stipulated in Section B below.

     2 You must not engage the services of any MFM stockbroker or any contact person from MFM's list of prescribed stockbrokers for personal dealings; or ask for, or receive, any financial accommodation or other special facilities from stockbrokers which would not be available to you if you were an ordinary Private Customer not connected to MFM or CGNU.

     3 The FSA Rules require that compliance with the Personal Dealing rules are made a condition of each employee's Contract of Employment. [COB 7.13.6]

     4 Failure to observe these rules shall result in an IMRO breach being reported to management and the potential for disciplinary action being taken against you.

B    PERSONAL DEALING PROCEDURE

     1 The personal dealing procedure applies to personal dealings in securities by all employees including Directors of MFM, MPPL, MFM Singapore, MFM Tokyo and the NUIM Boston office. However for staff in the Singapore, Tokyo and Boston offices, a different procedure will apply as set out below.

     2 The Term "personal dealings" includes transactions undertaken by or on behalf of:

          (i)   A spouse

          (ii)  A cohabitee or partner

          (iii) Your children under the age of 18

          (iv)  Connected persons (e.g. business partner)

o The term "Securities" includes, whether in the UK or overseas, equities, Investment Trusts, eurobonds, loan stocks, certificates of deposit, commercial paper, debentures and other debt securities, warrants, options (traded and non-traded), swaps, financial, commodity or currency market bets (e.g. City Index), futures, options on futures, ISA's and PEP's where the choice of investment is at the discretion of the staff member. This is not an exhaustive list, if you are in any doubt whether the transaction comes under the staff dealing rules, seek advice from the Compliance Department.

o "Securities" does not include: life policies, unit trusts, UCITS, OEICS, government securities, ISA's and PEPS where the employee has no investment discretion, Investment Trust savings schemes, local authority securities and rights issues & scrip issues in securities already held. These exemptions apply even where CGNU Group products are involved.

     3 As a means of enforcing these rules and to avoid any suspicion of irregular or illegal dealings arising, the following procedures apply:

          (i) You must first obtain permission in writing before proceeding to deal from Daily Monitoring Section (DMS).

          (ii) Permission to deal will be obtained by way of a dealing request form. This form should be initially completed by the employee, with clearance being provided by DMS. A copy of this form is included at the end of this section.

          (iii) Completed dealing request forms should be passed or faxed to DMS in Poultry for processing. Once cleared, the deal will be passed or faxed back to the MFM employee signed off with the appropriate proposal number. If the deal cannot be cleared by DMS, the employee will be telephoned and refused permission to deal.

          (iv) For staff in the Singapore, Tokyo and Boston offices, the authority to undertake a personal transaction should be obtained locally in accordance with local operating procedures and the completed dealing request form then faxed to DMS in Poultry.

          (v) Fund Managers who have authority to deal on behalf of clients/accounts of MFM should sign an additional statement that they have no current intention of dealing on behalf of those clients/accounts in the securities for which permission to deal on a personal basis is sought, and that he/she is not aware of any such intention of any other fund manager.

          (vi) Fund Managers shall not purchase or sell securities in their personal account for at least seven calendar days before or following a trade in the same security in a fund in which they manage or have a close association.

          (viii)(a) A personal transaction must be executed by the end of the next business day following the day on which permission was granted.

                (b) Where a personal  transaction  is not executed by the end of the next business day, DMS must be advised and informed whether further permission is to be sought.

          (ix) Before using the services of a stockbroker or other such intermediary as an agent to transact a personal deal you must firstly inform the agency that you are employed by MFM which is an FSA regulated investment management business.

          (x) You must ensure that a contract note or its equivalent is posted by the stockbroker immediately to DMS after the deal has been effected. Alternatively, contract notes can also be delivered personally to DMS but this should be done as soon as possible after the transaction.

          (xi) All employees are required to disclose to DMS when securities are acquired or disposed of by means other that in the market place i.e. gifts and inheritance.

          (xii) All employees are required to retain securities for a minimum period of 60 calendar days i.e. all employees must hold the security following a purchase for at least 60 calendar days. Securities sold should not be bought back within 60 calendar days. Employees can apply for dispensation from the holding period if circumstances arise such that the Compliance Department considers the lifting of the prohibition appropriate.

          (xiii)All employees who have undertaken transactions will be required to confirm half yearly as at 31 March and 30 September the transactions undertaken in the preceding six month period. Nil returns may also be required from other employees. Compliance will co-ordinate and arrange these confirmations and the information will be treated confidentially and restricted to senior employees. Employee's personal deals will be included in a separate log maintained by DMS and Personal Dealing information will only be revealed to authorised persons.

          (xiv) All employees will be prohibited from participating in new issues on a general basis. However, approval will be considered on a case by case basis where no conflict of interests arise, based on input from Investment Directors.

          (xv) All aspects of the Personal Dealing rules are subject to monitoring by the Compliance Department, where records are retained for a period of at least three years. [COB 7.13.11]

          (xvi) Permission to deal will not normally be granted where the securities concerned are on the GRU Stop List, the Sensitive Holdings List (Section 17 of this Manual) or where a fund manager is actively dealing in them, either by way of acquisition or disposal, in respect of any MFM Customer at the time of the request.

          (xvii)In the case of regular savings arrangements involving investment trusts and personal equity plans, where the choice of investment is not at the discretion of the staff member, permission to deal shall be required only at the outset and not for individual transactions thereafter.

          (xviii) In the case of employees who are classed as "insiders" an initial request for permission to purchase or sell CGNU plc shares should be made to the Group Company Secretary. The following persons are considered to be insiders:

    Keith Jones, Gerry Holtham, Jan Nuttall, Malcolm Le May. David Tremblay,
     Gerard Quirke, Dean Stannard, David Rowlinson, Peter Rains, Tim Lucas, Mike Bishop, Paul Mingay, Donald Tosh, Daniel Lonsdon, Mike Gould, Laura Cook

          (xix) Permission to deal may be rescinded at any time.

          (xx) Exceptions to the staff dealing rules are allowed in certain circumstances. These must be approved by the Compliance Department and no conflict of interest must exist. The reasons for these exceptions will be documented and retained for three years. e.g. where a member of staff is allowed to sell a security on the same day as MFM is a buyer of that security.

MORLEY FUND MANAGEMENT LIMITED
MORLEY POOLED PENSIONS LIMITED
PERSONAL DEALING REQUEST FORM

--------------------------------------------------------------------------------

To       DMS  POULTRY                         Telephone number
                                              Fax number
--------------------------------------------------------------------------------
From                                          Telephone number
                                              Fax number

--------------------------------------------------------------------------------
Date

PERSONAL INVESTMENT DEALINGS

In accordance with the personal dealing rules, I request permission to acquire/dispose of the following security(ies), (Number of shares involved or money value to be included):


I nominate the following stockbroker/clearing bank to act as intermediary:


I UNDERTAKE THAT, IF GRANTED PERMISSION TO DEAL, I WILL REQUEST THAT THE INTERMEDIARY IN QUESTION PROVIDES DMS WITH A DUPLICATE CONTRACT NOTE IMMEDIATELY AFTER THE DEAL HAS BEEN EFFECTED.

Name .......................................(in block capital letters please)

Signed .....................................


ADDITIONAL STATEMENT FOR MFM INVESTMENT/FUND MANAGERS
WITH FUND MANAGEMENT RESPONSIBILITY

I have no current intention of dealing in the stock/s listed above on behalf of those MFM clients/accounts for which I have delegated investment powers. I am unaware of any current intention of dealing in the stock/s listed above by any other MFM fund manager on behalf of any other MFM client/account.


Name .......................................(in block capital letters please)

Signed .....................................


APPROVED BY DAILY MONITORING SECTION (DMS)


Time ............  Date ....................  Signature ........................

     telephones that are recorded and those that are not, should be forwarded to the Compliance Department. HR will inform the Compliance Department of all joiners and leavers, but it is the responsibility of each manager to ensure that the correct telephones are being recorded and request appropriate changes, in writing.

1. The Compliance Department has assumed responsible for liaising with the IT Group Department to ensure that all staff moves or changes reported by line managers within the buildings which MFM/MPPL uses are reflected within the Recording Policy.

APPENDIX 1

MORLEY FUND MANAGEMENT LIMITED
MORLEY POOLED PENSIONS LIMITED

Telephone Recording Access Log


Format to be determined, but to include:

1.   Name of person accessing the recording.
2.   Reason for accessing recording.
3.   Recording accessed.
4.   Date and time of access.

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    Name          Reason for Access    Recording      Access     Authorised By
                                       Accessed       Time
                                                      Date
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